SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):  June 3, 1996


                            IPC HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)


                                 BERMUDA
                 (State or other jurisdiction of incorporation)


          0-27662                           NOT APPLICABLE
    Commission File Number            (IRS Employer Identification No.)


                        AMERICAN INTERNATIONAL BUILDING
                  29 RICHMOND ROAD, HAMILTON, HM 08, BERMUDA
                    (Address of principal executive offices)


                                (441) 295-2121
                         Registrant's Telephone Number















                                  Page 1 of 3





         Item 5.  Other Events.

                   On June 3, 1996, IPC Holdings, Ltd. (the "Company") sent a letter (the "Proposal Letter") to the Board of Direc-tors of Tempest Reinsurance Company, Ltd. ("Tempest") making a proposal to acquire Tempest for aggregate consideration of approximately $943 million in cash and stock, subject to cer-tain adjustments. On June 4, 1996, the Company issued a press release announcing the Proposal.

                   The Proposal Letter and the form of press release announcing the Proposal are attached hereto as exhibits and are incorporated herein by reference.

         Item 7.  Exhibits.

                   1.1 Letter from IPC Holdings, Ltd. to Tempest Re-insurance Company, Ltd., dated June 3, 1996.

                   1.2  Form of press release dated June 4, 1996.




































                                  Page 2 of 3





                                   SIGNATURE


                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this re-port to be signed on its behalf by the undersigned, thereunto duly authorized.


         Dated:  June 4, 1996

                                      IPC Holdings, Ltd.



                                      By  /s/ John P. Dowling
                                          John P. Dowling
                                          President and Chief
                                            Executive Officer





































                                  Page 3 of 3





                                  EXHIBIT LIST



                                                              Page No.

         1.1 Letter from IPC Holdings, Ltd. to Tempest Re-insurance Company, Ltd., dated June 3, 1996.

         1.2  Form of press release dated June 4, 1996.